UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
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Quantum Technologies Encourages Stockholders to Submit Voting Instructions for its 2013 Annual Meeting of Stockholders to be Held on July 25, 2013

Proposal for Reverse Stock Split to maintain Company’s listing on NASDAQ to be discussed at Annual Shareholders’ Meeting

LAKE FOREST, CA., July 18, 2013/PRNewswire/ -- Quantum Fuel Systems Technologies Worldwide, Inc. (NASDAQ: QTWW) announced today that it is encouraging all stockholders to submit their voting instructions promptly for the 2013 Annual Meeting of Stockholders to be held on July 25, 2013. Stockholders who have not yet voted may still vote in advance of the meeting by Internet, telephone or mail as described below. Stockholders are encouraged to vote by Internet or telephone to ensure their votes are timely received and counted.

Included in the items for discussion at the Annual Meeting of Shareholders is an important proposal to authorize the Board of Directors, without further action of the stockholders, to amend the Company's Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company's common stock, $0.02 par value, at a ratio within a range of 1-for-2 to 1-for-5 at any time prior to July 31, 2013.

The Board of Directors believes that maintaining its NASDAQ Capital Market listing is in the best interests of the Company and its stockholders and recommends Stockholders vote FOR the reverse stock split proposal which would increase the market price per share of the Company’s common stock and allow the Company to maintain its listing on the NASDAQ Capital Market.

Quantum has engaged The Proxy Advisory Group, LLC, a proxy advisory and solicitation firm, to contact stockholders by telephone to encourage voting. Stockholders that have not already voted may receive calls prior to the meeting from The Proxy Advisory Group on behalf of the Company.

VOTING INSTRUCTIONS – SHARES HELD WITH A BROKER:

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Stockholders may cast their vote on the Internet at www.proxyvote.com or by calling the telephone number listed on their Voting Instruction Form. Please use the control number from your Voting Instruction Form and follow the instructions provided.

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Stockholders may sign, date and return their Voting Instruction Form by mail in the envelope provided. If voting by mail, please do so promptly to ensure your proxy instructions are received in time to be represented at the 2013 Annual Meeting.

•	Stockholders may contact their brokerage firm for help with casting their vote.

Please note that voting by phone or Internet will require that you have your control number available. This number is printed on the Voting Instruction Form that accompanied the Proxy Statement and Annual Report sent to you by mail. Stockholders who do not have their control number should contact their brokerage firm.

VOTING INSTRUCTIONS – SHARES HELD IN CERTIFICATE FORM:

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Registered stockholders may cast their vote on the Internet at http://www.proxyvote.com or by telephone at 1-800-690-6903. Please have the control number from your proxy card available and follow the prompts provided.

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Registered stockholders may sign, date and return their proxy card by mail in the envelope provided. If voting by mail, please do so promptly to ensure your proxy instructions are received in time to be represented at the 2013 Annual Meeting.

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Registered stockholders who wish to vote but do not have their control number available may call The Proxy Advisory Group, LLC toll-free at 888-557-7699 or 888-55-PROXY between the hours of 9:00 a.m. and 5:00 p.m. Monday through Friday Eastern Time.

More information on the matters to be discussed at the 2013 Annual Meeting can be found in the Company’s Proxy Statement. The Proxy Statement and the Company’s 2013 Annual Report to Stockholders are available at https://materials.proxyvote.com.

About Quantum
Quantum Fuel Systems Technologies Worldwide, Inc. is a leader in the innovation, development and production of natural gas fuel storage systems and the integration of vehicle system technologies including engine and vehicle control systems and drivetrains. Quantum produces one of the most innovative, advanced, and light‐weight compressed natural gas storage tanks in the world and supplies these tanks, in addition to fully‐integrated natural gas storage systems, to truck and automotive OEMs and aftermarket and OEM truck integrators. Quantum provides low emission and fast‐to‐market solutions to support the integration and production of natural gas fuel and storage systems, hybrid, fuel cell, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum is headquartered in Lake Forest, California, and has operations and affiliations in the United States, Canada, and India.

More information about the products and services of Quantum can be found at http://www.qtww.com/ or you may contact:

Brion D. Tanous
Principal
CleanTech IR, Inc.
Email: btanous@cleantech‐ir.com
310‐541‐6824